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                                                                    EXHIBIT 10.6

                  MUHAMMED SALAHUDDIN KHAN CONSULTING AGREEMENT


         THIS AGREEMENT ("Agreement") is made as of the 10th day of April, 2000, between Eco-form International, Inc. (the "Company"), and Muhammed Salahuddin Khan (the "Consultant")(hereinafter referred to collectively as the "Parties").

                                   WITNESSETH:

         WHEREAS, the Consultant is a design firm and the services of the Consultant, and those design services and knowledge of the Company's design needs are of great value to the Company; and

         WHEREAS, the Company deems it essential that it have the advantage of the services of the Consultant for a given period;

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

         1. The Company hereby appoints the Consultant as the primary provider of design services to the Company, on the terms and conditions as set forth in this Agreement

         2. The term of initial engagement pursuant to this Agreement shall be five (5) years commencing on May 1, 2000 and ending on April 30, 2005 ("Term"), or until such earlier date as may be specified in a written notice delivered by either the Company or the Consultant to the other party, in accordance with Section 6 hereof, or unless the Term is extended by mutual written agreement.

         3. Consultant shall receive the following compensation for his services during the term of this Agreement as follows:

                  (a) The Consultant will be paid an initial retainer fee of Fifteen Thousand Dollars and no cents ($15,000.00 U.S.D.), to be paid upon receipt by the Company of the second level of equity financing in the amount of $25 million. The Consultant will be paid a minimum of Three Thousand Dollars ($3,000.00 U.S.D.) per design performed at the request of, and as specified by, the Company. The final amount to be charged by Consultant for each design project shall be mutually agreed to in writing and in advance of Consultant beginning his design work on the project.

         4. The Company shall reimburse the Consultant for all reasonable expenses incurred by him in the performance of such duties hereunder as may be required by the Company, including, but not limited to, transportation expense, accommodation, entertainment, and other expenses incurred in connection with the business of the Company, on the same basis as such expenses have been paid in the past by the Company.

                  (a) Except as otherwise provided herein, the Consultant agrees to devote in good faith his time and reasonable best efforts to the services which he is required to render to the Company hereunder, and agrees to travel to the extent he and the Chief Executive Officer deems necessary to perform such duties.

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         5.       This Agreement may be terminated as follows:

                  (a) each of the Parties shall have the option to terminate this Agreement immediately if the other Party materially breaches any if its provisions

                  (b) the Company may terminate this Agreement by giving fifteen (15) days written notice for failure of performance, inadequate and/or sub-standard services performed by Consultant or it's personnel. Within five (5) days of termination of this Agreement, Consultant shall submit to the Company an itemized invoice for any fees for any mutually agreed upon work done through the termination date under this Agreement.

                  (c) by mutual written consent on the terms stated within the mutual written consent;

                  (d) by Consultant providing ninety (90) days written notice to Company; or

                  (e) by Company providing fifteen (15) days written notice to Consultant, provided that Consultant shall receive Eighty Seven Thousand Dollars ($87,000.00 U.S.D.) as an early termination fee. If there is a change in control of the Company and the notice provided for in this Section 6(e) is made within one (1) year from that change of control, Consultant shall then receive One Hundred and Sixty Seven Thousand Dollars ($167,000 U.S.D.) as an early termination fee. Said early termination fees shall not be cumulative.

                           (i) (As provided by the expiry of the agreement as per section two) submit to the Company an itemized invoice for any fees for any mutually agreed upon work done through the termination date under this Agreement.

                  (f) Within five (5) days of termination of this Agreement, Consultant shall

         6. By reason of the special and unique nature of the services hereunder, it is agreed that neither party hereto may assign any interest, rights or duties which it or he may have in this Agreement without the prior written consent of the other party, except that upon any merger, liquidation, or sale of all or substantially all of the assets of the Company to another Company, this Agreement shall inure to the benefit of and be binding upon the Consultant and the purchasing, surviving or resulting company or companies in the same manner and to the same extent as though such company or companies were the Company.

         7. In consideration of the Company's employment of Consultant, Consultant agrees as follows:

                  (a) To communicate to Company promptly and fully all inventions, discoveries, concepts and ideas, whether patentable or not, including but not limited to hardware and apparatus, processes and methods, formulas, computer programs and techniques, as well as improvements thereof and knowledge related thereto (hereinafter collectively referred to as "DEVELOPMENTS"), conceived, completed, or reduced to practice (whether solely by Consultant or jointly with others) during the period of Consultant's employment by Company,


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                           (i)      which are related to the present or
                                    prospective business, work or investigations of Company, or

                           (ii) which result from any work Consultant performs with the use of any equipment, facilities, materials or personnel of Company, or

                           (iii) which result from or are suggested by any work which Consultant may do for or on behalf of Company;

                  (b) To assign, and does hereby assign, to Company or Company's designee, Consultant's entire right, title and interest in and to all such DEVELOPMENTS and all copyrights and mask work rights in such DEVELOPMENTS and any patent applications filed and patents granted thereon, including those in foreign countries, both during Consultant's employment by Company and for one
                           (1) year after termination of Consultant's employment if conceived as a result of and if attributed to the work done during such employment and relates to a method, substance, machine, article or manufacture or improvement therein within the scope of the business of Company; and to execute any patent papers covering such DEVELOPMENTS as well as any papers that Company may consider necessary or helpful in obtaining or maintaining said patents during the prosecution of patent applications thereon or during the conduct of any interference, litigation or any other matter in connection therewith; all expenses incident to the filing of any such interference, litigation or other controversy shall be borne by Company;

                  (c) Except as Company otherwise consents in writing, not to use (other than for Company) and not to directly or indirectly publish or otherwise disclose at any time (except as Consultant's duties to Company may require) either during or subsequent to Consultant's employment, any of Company's information or material which is not generally available to or used by others or the utility or value of which is not generally known or recognized as standard practice, whether or not the underlying detains are in the public domain, including but not limited to the Company's inventions, technological developments, "knowhow," purchasing, accounting, merchandising, licensing, client lists and customer information (active, inactive or prospective), trade secrets, or any information of the type described herein which Company obtained from another party and which Company treats as proprietary or designates as confidential, whether or not owned or developed by Company ("CONFIDENTIAL INFORMATION"), whether or not the same was conceived, originated, discovered or developed, in whole or in part, by Consultant; and

                  (d) To deliver to Company promptly upon request or on the date of termination of Consultant's employment all documents, copies thereof and other materials in Consultant's possession pertaining to the business of Company, including, but not limited to, CONFIDENTIAL INFORMATION, and thereafter to promptly return documents and copies thereof and other materials in Consultant's possession pertaining to the business of Company and originating with Company that come into Consultant's possession;

         8. Both Parties hereby agree that they both wish to resolve promptly and privately of any differences that may arise without resorting to the high cost and long delays of extensive



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                  court litigation. As such, they agree to resolve their
                  differences through arbitration pursuant to the Rules of the American Arbitration Association. Venue and jurisdiction for said arbitration shall be the County of Detroit, State of Michigan.

         9. This Agreement may be executed in more than one counterpart, each of which shall constitute one and the same agreement. As used herein and as required by the context, the singular and plural shall be deemed to include each other, and each gender to include all genders.

         10. This Agreement constitutes the entire agreement between the Parties and supersedes all prior negotiations, representations, understandings, and agreements (oral or written) related to or concerning the subject matter hereof. No amendment to, consent provided for, or waiver of any provision of this Agreement shall be effective unless in writing and signed by the Parties. This Agreement represents the full and complete understanding between the Parties with respect to the subject matter hereof and supersedes all prior representations and understandings, whether oral or written.

         11. Except as stated in Section 6, this Agreement cannot be changed, modified, released, discharged, abandoned or otherwise terminated, in whole or in part, except by an instrument in writing signed by both Parties.

         12. Except to the extent that they call for the personal service of the Consultant, the obligations under this Agreement shall be binding upon the Parties' heirs, executors, administrators, or other legal representatives or assigns.

         13. Notwithstanding the termination of this Agreement, Sections 8, 9 and 17 shall survive such termination.

         14. The waiver by either Party of a breach of any provision of this Agreement will not operate or be construed as a waiver of any other or subsequent breach by the other Party.

         15. If any part of this Agreement is found invalid or unenforceable, that part will be amended to achieve as nearly as possible the same economic effect as the original provision and the remainder of this Agreement will remain in full force.

         16. This Agreement will be governed by and construed in accordance with the laws of the United States and the State of California. Venue and jurisdiction shall, at all times, be the County of Detroit, State of Michigan.

         17. The Consultant is an independent contractor, responsible for compensation of its agents, employees and representatives, as well as all applicable withholding therefrom and taxes thereon (including unemployment compensation) and all workman's compensation insurance. The Parties acknowledge that this does not create a partnership, joint venture, employment or agency relationship between Company and Consultant. Consultant shall not act or represent itself as an agent of Company or in any way assume or create any obligation on behalf of Company.

         18. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by facsimile, personal delivery or by certified mail, return receipt requested or by special messenger service with receipt (for example, Federal Express) to the



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                  following at the following addresses, as amended when the
                  Party provides for the change of address in the manner described in this Section 19 herein:


                  Mr. Howard W. Keep, President                   Mr. Muhammed Salahuddin Khan,
                  President                                       Design Consultant
                  Eco-form International, Inc.                    890 S. Southmeadow Lane
                  1040 Riverside Drive, Unit 33                   Lakeforest, Illinois. 60045
                  London, Ontario, Canada N6H5H1
                  Facsimile: (519) 471-4203

         19. Neither party shall be responsible for or liable for failing to perform any part of this Agreement or for any delay in performing under this Agreement, directly or indirectly resulting from or contributed to by any foreign or domestic embargoes, seizures, acts of God, insurrections, wars and/or continuance of war; or the adoption or enactment of any law, ordinance, regulation, ruling or order directly or indirectly interfering with the performance under this Agreement; or lack of the usual means of transportation, fires, floods, explosion, strikes, earthquakes; or other events or contingencies beyond its control, either of the foregoing nature or of any kind.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Consultant has hereunto set his signature as of the day and year first above written.

         Eco-form International, Inc. ("Company")             Muhammed Salahuddin Khan ("Consultant")


         By:                                                  By:
            -------------------------------------                ---------------------------------------
                                  , Chairman                         Muhammed Salahuddin Khan, President
                 -----------------



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